D

# The Commonwealth of Massachusetts

**William Francis Galvin**
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED **Articles of Organization** FORM MUST BE TYPED

**(General Laws Chapter 156D, Section 2.02; 950 CMR 113.16)**

## ARTICLE I

The exact name of the corporation is:

GTY Technology Holdings Inc.

## ARTICLE II

Unless the articles of organization otherwise provide, all corporations formed pursuant to G.L. Chapter 156D have the purpose of engaging in any lawful business. Please specify if you want a more limited purpose:

## ARTICLE III

State the total number of shares and par value, * if any, of each class of stock that the corporation is authorized to issue. All corporations must authorize stock. If only one class or series is authorized, it is not necessary to specify any particular designation.

| WITHOUT PAR VALUE | | WITH PAR VALUE | | |
|---|---|---|---|---|
| TYPE | NUMBER OF SHARES | TYPE | NUMBER OF SHARES | PAR VALUE |
| | | Common | 100,000 | $0.0001 |
| | | | | |
| | | | | |

**G.L. Chapter 156D eliminates the concept of par value, however a corporation may specify par value in Article III. See G.L. Chapter 156D, Section 6.21, and the comments relative thereto.*

**ARTICLE IV**

Prior to the issuance of shares of any class or series, the articles of organization must set forth the preferences, limitations and relative rights of that class or series. The articles may also limit the type or specify the minimum amount of consideration for which shares of any class or series may be issued. Please set forth the preferences, limitations and relative rights of each class or series and, if desired, the required type and minimum amount of consideration to be received.

See attached.

**ARTICLE V**

The restrictions, if any, imposed by the articles of organization upon the transfer of shares of any class or series of stock are:

None.

**ARTICLE VI**

Other lawful provisions, and if there are no such provisions, this article may be left blank.

See attached.

*Note: The preceding six (6) articles are considered to be permanent and may be changed only by filing appropriate articles of amendment.*

## ARTICLE VII

The effective date of organization of the corporation is the date and time the articles were received for filing if the articles are not rejected within the time prescribed by law. If a later effective date is desired, specify such date, which may not be later than the 90th day after the articles are received for filing:

Upon filing.

## ARTICLE VIII

The information contained in this article is not a permanent part of the articles of organization.

a. The street address of the initial registered office of the corporation in the commonwealth:
155 Federal Street, Suite 700, Boston, Massachusetts 02110

b. The name of its initial registered agent at its registered office:
C T Corporation System

c. The names and street addresses of the individuals who will serve as the initial directors, president, treasurer and secretary of the corporation (an address need not be specified if the business address of the officer or director is the same as the principal office location): 1180 North Town Center Drive, Suite 100, Las Vegas, NV 89144

President: Harry L. You, 20 Serotta Avenue #18, Nashua, NH 03062

Treasurer: Paul T. Dacier, 92 Woodland Street, Sherborn, MA 01770

Secretary: Paul T. Dacier, 92 Woodland Street, Sherborn, MA 01770

Director(s): Harry L. You, 20 Serotta Avenue #18, Nashua, NH 03062
Paul T. Dacier, 92 Woodland Street, Sherborn, MA 01770
Charles E. Wert, 237 Via Ithaca, Newport Beach, CA 92663

d. The fiscal year end of the corporation:
December 31

e. A brief description of the type of business in which the corporation intends to engage:
Technology and software company

f. The street address of the principal office of the corporation:
1180 North Town Center Drive, Suite 100, Las Vegas, NV 89144

g. The street address where the records of the corporation required to be kept in the commonwealth are located is:

92 Woodland Street, Sherborn, MA 01770, which is
*(number, street, city or town, state, zip code)*

☐ its principal office;

☐ an office of its transfer agent;

☐ an office of its secretary/assistant secretary;

☑ its registered office.

Signed this 4th day of September, 2018 by the incorporator(s):

Signature: [signature]

Name: Matthew DuWaldt, Incorporator

Address: 35 West Wacker Drive, Chicago, IL 60601

## ATTACHMENT TO ARTICLES OF ORGANIZATION

## ARTICLE IV

The total number of shares of all classes of capital stock which the Company shall be authorized to issue is 100,000,000 common shares, $.0001 par value per share (the "Common Stock").

Common Stock

The holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters requiring action by the shareholders or submitted to the shareholders for action, except as may be determined by votes of the directors pursuant to Article 4 hereof or as may otherwise be required by law, and each share of the Common Stock shall entitle the holder thereof to one vote.

The holders of the Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may from time to time be declared by the directors.

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Common Stock shall be entitled to receive the net assets of the Company, after the Company shall have satisfied or made provision for its debts and obligations and for payment to the holders of shares of any class or series having preferential rights to receive distributions of the net assets of the Company.

Approval by Shareholders of Certain Actions

A. Amendment to Articles of Organization

Unless a greater percentage vote, or action by one or more additional separate voting groups, is required by these articles of organization, by the bylaws of the corporation, pursuant to Section 10.21 of the Massachusetts Business Corporation Act (the "MBCA"), or by the board of directors of the corporation, acting pursuant to subsection (c) of Section 10.03 of the MBCA, adoption of an amendment to these articles of organization in accordance with Section 10.03 of the MBCA shall require the affirmative vote of at least a majority of all the shares entitled generally to vote on the matter by these articles of organization, and in addition at least a majority of the shares of any voting group entitled to vote separately on the matter by the MBCA, by these articles, by the bylaws of the corporation, or by action of the board of directors pursuant to subsection (c) of Section 10.03 of the MBCA.

B. Merger or Share Exchange

Unless a greater percentage vote, or action by one or more additional separate voting groups, is required by these articles of organization, by the bylaws of the corporation, pursuant to Section 10.21 of the MBCA, or by the board of directors of the corporation, acting pursuant to subsection (3) of Section 11.04 of the MBCA, approval by the shareholders of a plan of merger or share exchange in accordance with Section 11.04 of the MBCA shall require approval by at least a majority of all the shares entitled generally to vote on the matter by these articles of organization,

and in addition at least a majority of the shares in any voting group entitled to vote separately on the matter by the MBCA, by these articles, by the bylaws of the corporation, or by action of the board of directors pursuant to subsection (3) of Section 11.04 of the MBCA.

C. Sale of Substantially All of the Property

Unless a greater percentage vote, or action by one or more additional separate voting groups, is required by these articles of organization, by the bylaws of the corporation, pursuant to Section 10.21 of the MBCA, or by the board of directors of the corporation, acting pursuant to subsection (b) of Section 12.02 of the MBCA, approval of a sale, lease, exchange or disposition of all, or substantially all, of the property of the corporation in accordance with Section 12.02 of the MBCA shall require the affirmative vote of at least a majority of all the shares entitled generally to vote on the matter by these articles of organization, and in addition at least a majority of the shares in any voting group entitled to vote separately on the matter by the MBCA, by these articles, by the bylaws of the corporation, or by action of the board of directors pursuant to subsection (b) of Section 12.2 of the MBCA.

D. Voluntary Dissolution of the Corporation

Unless a greater percentage vote, or action by one or more additional separate voting groups, is required by these articles of organization, by the bylaws of the corporation, pursuant to Section 10.21 of the MBCA, or by the board of directors, acting pursuant to subsection (c) of Section 14.02 of the MBCA, adoption of a proposal to dissolve the corporation in accordance with Section 14.02 of the MBCA shall require approval by at least a majority of all the votes entitled generally to vote on the matter by these articles of organization, and in addition at least a majority of the shares in any voting group entitled to vote separately on the matter by the MBCA, by these articles, by the bylaws of the corporation, or by action of the board of directors pursuant to subsection (c) of Section 14.2 of the MBCA.

E. Domestication into Foreign Jurisdiction

Unless a greater percentage vote, or action by one or more additional separate voting groups, is required by these articles of organization, by the bylaws of the corporation, pursuant to Section 10.21 of the MBCA, or by the board of directors of the corporation, acting pursuant to subsection (3) of Section 9.21 of the MBCA, approval of a plan of domestication of the corporation to a foreign jurisdiction in accordance with Section 9.21 of the MBCA shall require approval by at least a majority of all the shares entitled generally to vote on the matter by these articles of organization, and in addition at least a majority of the shares in any voting group entitled to vote separately on the matter by the MBCA, by these articles, by the bylaws of the corporation, or by action of the board of directors pursuant to subsection (3) of Section 9.21 of the MBCA.

F. Entity Conversion

Unless a greater percentage vote, or action by one or more additional separate voting groups, is required by these articles of organization, by the bylaws of the corporation, pursuant to Section 10.21 of the MBCA, or by the board of directors of the corporation, acting pursuant to subsection (3) of Section 9.52 of the MBCA, approval of a plan of entity conversion to a domestic or foreign other entity in accordance with Section 9.52 of the MBCA shall require approval by at

least a majority of all the shares entitled generally to vote on the matter by these articles of organization, and in addition at least a majority of the shares in any voting group entitled to vote separately on the matter by the MBCA, by these articles, by the bylaws of the corporation, or by action of the board of directors pursuant to subsection (3) of Section 9.52 of the MBCA.

## ARTICLE VI

(a) The corporation may carry on any business, operation or activity referred to in Article 2 to the same extent as might an individual, whether as principal, agent, contractor or otherwise, and either alone or in conjunction or joint venture or other arrangement with any corporation, association, trust, firm or individual.

(b) The corporation may carry on any business, operation or activity through a wholly or partly owned subsidiary.

(c) The corporation may be a partner in any business enterprise which it would have power to conduct by itself.

(d) The directors may make, amend or repeal the bylaws in whole or in part, except with respect to any provision thereof which by law or the bylaws requires action by the shareholders.

(e) Meetings of the shareholders may be held anywhere in the United States.

(f) No shareholder shall have any right to examine any property or any books, accounts or other writings of the corporation if there is reasonable ground for belief that such examination will for any reason be adverse to the interests of the corporation, and a vote of the directors refusing permission to make such examination and setting forth that in the opinion of the directors such examination would be adverse to the interests of the corporation shall be prima facie evidence that such examination would be adverse to the interests of the corporation. Every such examination shall be subject to such reasonable regulations as the directors may establish in regard thereto.

(g) The directors may specify the manner in which the accounts of the corporation shall be kept and may determine what constitutes net earnings, profits and surplus, what amounts, if any, shall be reserved for any corporate purpose, and what amounts, if any, shall be declared as dividends. Unless the board of directors otherwise specifies, the excess of the consideration for any share of its capital stock with par value issued by it over such par value shall be paid-in surplus. The board of directors may allocate to capital stock less than all of the consideration for any share of its capital stock without par value issued by it, in which case the balance of such consideration shall be paid-in surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

(h) The purchase or other acquisition or retention by the corporation of shares of its own capital stock shall not be deemed a reduction of its capital stock. Upon any reduction of capital or capital stock, no shareholder shall have any right to demand any distribution from the corporation, except as and to the extent that the shareholders shall have provided at the time of authorizing such reduction.

(i) The directors shall have the power to fix from time to time their compensation. No person shall be disqualified from holding any office by reason of any interest. In the absence of fraud, any director, officer or shareholder of this corporation, individually, or any individual having any interest in any concern which is a shareholder of this corporation, or any concern in which any of such directors, officers, shareholders or individuals has any interest, may be a party

to, or may be pecuniarily or otherwise interested in, any contract, transaction or other act of this corporation, and

(1) such contract, transaction or act shall not be in any way invalidated or otherwise affected by that fact;

(2) no such director, officer, shareholder or individual shall be liable to account to this corporation for any profit or benefit realized through any such contract, transaction or act; and

(3) any such director of this corporation may be counted in determining the existence of a quorum at any meeting of the directors or of any committee thereof which shall authorize any such contract, transaction or act. and may vote to authorize the same;

provided, however, that any contract, transaction or act in which any director or officer of this corporation is so interested individually or as a director, officer, trustee or member of any concern which is not a subsidiary or affiliate of this corporation, or in which any directors or officers are so interested as holders, collectively, of a majority of shares of capital stock or other beneficial interest at the time outstanding in any concern which is not a subsidiary or affiliate of this corporation, shall be duly authorized or ratified by a majority of the directors who are not so interested, to whom the nature of such interest has been disclosed and who have made any findings required by law;

the term "interest" including personal interest and interest as a director, officer, stockholder, shareholder, trustee, member or beneficiary of any concern;

the term "concern" meaning any corporation, association, trust, partnership, firm, person or other entity other than this corporation; and

the phrase "subsidiary or affiliate" meaning a concern in which a majority of the directors, trustees, partners or controlling persons is elected or appointed by the directors of this corporation, or is constituted of the directors or officers of this corporation.

To the extent permitted by law, the authorizing or ratifying vote of the holders of a majority of the shares of each class of the capital stock of this corporation outstanding and entitled to vote for directors at any annual meeting or a special meeting duly called for the purpose (whether such vote is passed before or after judgment rendered in a suit with respect to such contract, transaction or act) shall validate any contract, transaction or act of this corporation, or of the board of directors or any committee thereof, with regard to all shareholders of this corporation, whether or not of record at the time of such vote, and with regard to all creditors and other claimants under this corporation; provided, however, that

A. with respect to the authorization or ratification of contracts, transactions or acts in which any of the directors, officers or shareholders of this corporation have an interest, the nature of such contracts, transactions or acts and the interest of any director, officer or shareholder therein shall be summarized in the notice of any such annual or special meeting, or in a statement or letter accompanying such notice, and shall be fully disclosed at any such meeting;

B. the shareholders so voting shall have made any findings required by law;

C. shareholders so interested may vote at any such meeting except to the extent otherwise provided by law; and

D. any failure of the shareholders to authorize or ratify such contract, transaction or act shall not be deemed in any way to invalidate the same or to deprive this corporation, its directors, officers or employees of its or their right to proceed with such contract, transaction or act.

No contract, transaction or act shall be avoided by reason of any provision of this paragraph (i) which would be valid but for such provision or provisions.

(j) The corporation shall have all powers granted to corporations by the laws of The Commonwealth of Massachusetts, provided that no such power shall include any activity inconsistent with the Business Corporation Law or the general laws of said Commonwealth.

(k) No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director to the extent provided by applicable law notwithstanding any provision of law imposing such liability; provided, however, that to the extent, and only to the extent, required by Section 13(b) (1 Vi) or any successor provision of the Massachusetts Business Corporation Law, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not be construed in any way so as to impose or create liability. The foregoing provisions of this Article 6(k) shall not eliminate the liability of a director for any act or omission occurring prior to the date on which this Article 6(k) becomes effective. No amendment to or repeal of this Article 6(k) shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

(l) The bylaws of the corporation may, but are not required to, provide that in a meeting of shareholders other than a Contested Election Meeting (as defined below), a nominee for director shall be elected to the board of directors only if the votes cast "for" such nominee's election exceed the votes cast "against" such nominee's election (with "abstentions," "broker non-votes" and "withheld votes" not counted as a vote "for" or "against" such nominee's election). In a Contested Election Meeting, directors shall be elected by a plurality of the votes cast at such Contested Election Meeting. A meeting of shareholders shall be a "Contested Election Meeting" if there are more persons nominated for election as directors at such meeting than there are directors to be elected at such meeting, determined as of the tenth day preceding the date of the corporation's first notice to shareholders of such meeting sent pursuant to the corporation's bylaws (the "Determination Date"); provided, however, that if in accordance with the corporation's bylaws, shareholders are entitled to nominate persons for election as director for a period of time that ends after the otherwise applicable Determination Date, the Determination Dale shall instead be as of the end of such period.

(m) Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting by shareholders having not less than the minimum number of votes necessary to take the action at a meeting at which all shareholders entitled to vote on the action are present and voting if, in accordance with these articles of organization and the corporation's bylaws (i) shareholders who own in the aggregate at least twenty-five percent (25%) of the outstanding shares of stock of the corporation, as determined in accordance with these articles of organization, shall by written notice to the secretary request that the board of directors fix a record date for the proposed action by shareholders including the information required by the corporation's bylaws, (ii) the shareholders proposing to take such action shall solicit written consents from all shareholders, and (iii) such action shall be evidenced by a consent or consents in writing, setting forth the action so taken, which shall be signed and delivered to the secretary and not revoked by shareholders having the requisite votes; provided, however, that any such action shall be taken in accordance with, and subject to, the provisions of this Article VI, the corporation's bylaws, and applicable law.

For purposes of determining whether shareholders own in the aggregate at least twenty-five percent (25%) of the outstanding shares of stock of the corporation, a shareholder shall be deemed to "own" only those outstanding shares of stock of the corporation as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (1) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell or (3) subject to any Derivative Position (as defined in the corporation's bylaws) entered into by such shareholder or any of its affiliates, whether any such Derivative Position is to be settled with shares or with cash based on the notional amount or value of shares of outstanding stock of the corporation, in any such case which Derivative Position has, or is intended to have, the purpose or effect of reducing in any manner, to any extent or at any time in the future, such shareholder's or affiliates' full right to vote or direct the voting of any such shares, and/or hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder or affiliate. A shareholder shall "own" shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. The terms "owned," "owning" and other variations of the word "own" shall have correlative meanings. Whether outstanding shares of stock of the corporation are "owned" for these purposes shall be decided by the board of directors in its reasonable determination.

Notwithstanding anything in these articles of organization or the corporation's bylaws to the contrary (i) shareholders may act without a meeting by unanimous written consent, and none of the foregoing provisions shall apply to such action, and (ii) where written consents are solicited by or at the direction of the board of directors, shareholders may act without a meeting if the action is taken by shareholders having not less than the minimum number of votes necessary to take that action at a meeting at which all shareholders entitled to vote on the action are present and voting, and none of the foregoing provisions shall apply to such action. Any action by written consent must be a proper subject for shareholder action by written consent.

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

September 06, 2018 11:17 AM

WILLIAM FRANCIS GALVIN

*Secretary of the Commonwealth*

D
PC

# The Commonwealth of Massachusetts

William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

FORM MUST BE TYPED **Articles of Amendment** FORM MUST BE TYPED

**(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)**

(1) Exact name of corporation: GTY Technology Holdings Inc.

(2) Registered office address: CT Corporation System, 155 Federal St., Suite 700, Boston, MA, 02110
*(number, street, city or town, state, zip code)*

(3) These articles of amendment affect article(s): I
*(specify the number(s) of article(s) being amended (I-VI))*

(4) Date adopted: November 8, 2018
*(month, day, year)*

(5) Approved by:

*(check appropriate box)*

- ☐ the incorporators.
- ☐ the board of directors without shareholder approval and shareholder approval was not required.
- ☑ the board of directors and the shareholders in the manner required by law and the articles of organization.

(6) State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

ARTICLE I:

The exact name of the corporation is: GTY Govtech, Inc.

To change the number of shares and the par value, * if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

| WITHOUT PAR VALUE | | WITH PAR VALUE | | |
|---|---|---|---|---|
| TYPE | NUMBER OF SHARES | TYPE | NUMBER OF SHARES | PAR VALUE |
| | | | | |
| | | | | |
| | | | | |

Total authorized after amendment:

| WITHOUT PAR VALUE | | WITH PAR VALUE | | |
|---|---|---|---|---|
| TYPE | NUMBER OF SHARES | TYPE | NUMBER OF SHARES | PAR VALUE |
| | | | | |
| | | | | |
| | | | | |

(7) The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date not more than 90 days from the date and time of filing is specified: ______________________________

Signed by: Harry L. You, *(signature of authorized individual)*

- ☐ Chairman of the board of directors,
- ☑ President,
- ☐ Other officer,
- ☐ Court-appointed fiduciary,

on this 8th day of November, 2018

# THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

November 16, 2018 02:55 PM

WILLIAM FRANCIS GALVIN

*Secretary of the Commonwealth*